As filed with the Securities and Exchange Commission on August 9, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KODIAK OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Yukon Territory	N/A
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1625 Broadway, Suite 250
Denver, Colorado 80202
(303) 592-8075
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lynn A. Peterson
Chief Executive Officer
1625 Broadway, Suite 250
Denver, Colorado 80202
(303) 592-8075

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Randal R. Jones	Richard D. Truesdell, Jr.
Lisa M. Luebeck	Davis Polk & Wardwell LLP
Dorsey & Whitney LLP	450 Lexington Avenue
Columbia Center	New York, NY 10017
701 Fifth Avenue, Suite 6100	Tel: (212) 450-4000
Seattle, WA 98104
Tel: (206) 903-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-152311

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, no par value	$18,737,000	(1)(2)	$1,335.95	(3)
(1)

This registration statement relates to the Registrant’s registration statement on Form S-3 (File No. 333-152311), which was filed on July 14, 2008 and declared effective by the Securities and Exchange Commission on July 24, 2008.

(2)

In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registrant’s registration statement on Form S-3 (File No. 333-152311) are hereby registered.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

This registration statement shall become effective upon filing with the Securities and Exchange

Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3 to register an additional $18,737,000 of the Registrant’s common stock, no par value.  In accordance with Rule 462(b), this registration statement incorporates by reference the contents of the Registrant’s registration statement on Form S-3 (File No. 333-152311), originally filed with the Securities and Exchange Commission on July 14, 2008 and declared effective by the Securities and Exchange Commission on July 24, 2008, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.  The required opinions and consents are listed on the exhibit index attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 9, 2010.

KODIAK OIL & GAS CORP.

By:	/s/ Lynn A. Peterson
	Name:	Lynn A. Peterson
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ LYNN A. PETERSON	President, Chief Executive Officer and Director
	Lynn A. Peterson	(principal executive officer)	August 9, 2010

By:	/s/ JAMES P. HENDERSON	Chief Financial Officer, Secretary and Treasurer
	James P. Henderson	(principal financial officer and principal accounting officer)	August 9, 2010

By:	*	Chief Operating Officer, Executive Vice President and Director
	James E. Catlin		August 9, 2010

By:	*
	Herrick K. Lidstone, Jr.	Director	August 9, 2010

By:	*
	Rodney D. Knutson	Director	August 9, 2010

By:	*
	Don A. McDonald	Director	August 9, 2010

*By:	/s/ LYNN A. PETERSON
	Lynn A. Peterson, Attorney-in-Fact		August 9, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Miller Thomson LLP
23.1	Consent of Hein & Associates LLP
23.2	Consent of Netherland, Sewell & Associates, Inc.
23.4	Consent of Miller Thomson LLP (included in Exhibit 5.1)
24.1

Power of Attorney (contained on signature page to the Registration Statement on Form S-3 (File No. 333-152311) filed with the Securities and Exchange Commission on July 14, 2008 and incorporated by reference herein.)